February 19, 1998


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Re:   THINK NEW IDEAS, INC.


Ladies and Gentlemen:

      We have been furnished with a copy of the Form 8-K for the event that occurred on February 13, 1998 to be filed by our former client THINK New Ideas, Inc. We agree with the statements made in response to Item 4 insofar as such response relates to our Firm.


                                Very truly yours,

                                /s/ BDO Seidman, LLP
                                --------------------
                                BDO Seidman, LLP